UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13, 15(d), or 37 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2017

TENNESSEE VALLEY AUTHORITY
(Exact name of registrant as specified in its charter)

A corporate agency of the United States created by an act of Congress (State or other jurisdiction of incorporation or organization)	000-52313 (Commission file number)	62-0474417 (IRS Employer Identification No.)

400 W. Summit Hill Drive Knoxville, Tennessee (Address of principal executive offices)		37902 (Zip Code)

(865) 632-2101
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Tennessee Valley Authority (“TVA”) entered into an agreement on February 7, 2017, to issue $1.0 billion of TVA’s 2.875% Global Power Bonds 2017 Series A Due February 1, 2027 (the “Bonds”). The settlement date for the transaction is February 10, 2017. The Bonds bear a coupon rate of 2.875% and pay interest semi-annually on each February 1 and August 1, beginning August 1, 2017. The Bonds mature on February 1, 2027, and are not subject to redemption prior to maturity. After reflecting the transaction’s discount and after deducting the fees of the managers, net proceeds to TVA are $995,980,000, exclusive of out-of-pocket expenses incurred in connection with offering the Bonds.

Item 8.01 Other Events.

On February 7, 2017, TVA released a final offering circular in connection with the planned issuance of the Bonds. A copy of the final offering circular is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Final Offering Circular Released February 7, 2017, in Connection with the Issuance of $1,000,000,000 of TVA Power Bonds.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tennessee Valley Authority
(Registrant)

Date: February 10, 2017	/s/ John M. Thomas, III
John M. Thomas, III
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

This exhibit is filed pursuant to Item 8.01 hereof.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Final Offering Circular Released February 7, 2017, in Connection with the Issuance of $1,000,000,000 of TVA Power Bonds.

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